Exhibit 99.2

NAVISTAR ANNOUNCES EXTENSION OF THE REDEMPTION DATE FOR ITS 9.500% SENIOR SECURED NOTES

LISLE, Ill. – June 21, 2021 – Navistar International Corporation (“Navistar”) (NYSE: NAV), a leading U.S. truck maker, today announced that it has delivered a notice of extension of the redemption date for its previously announced election to redeem in full (the “Redemption”), subject to the satisfaction of the condition set forth therein, its outstanding $600,000,000 9.500% Senior Secured Notes due 2025 (the “Senior Secured Notes”), upon the terms of, and subject to the condition set forth in, the Notice of Conditional Full Redemption sent to the holders of the Senior Secured Notes on April 26, 2021 (the “Redemption Notice”) in accordance with terms of the indenture related to the Senior Secured Notes.

The Redemption Date as set forth in the Redemption Notice was initially June 25, 2021. The Redemption is subject to and expressly conditioned upon the consummation of the merger of Dusk Inc. (the “Merger Subsidiary”), a wholly owned indirect subsidiary of TRATON SE, with and into Navistar (the “Merger”), with Navistar surviving Merger pursuant to an Agreement and Plan of Merger, dated as of November 7, 2020, by and among Navistar, TRATON SE and the Merger Subsidiary (“Merger Agreement”) on terms satisfactory to the Company and TRATON SE (the “Merger Condition”). The Merger Condition will not be satisfied on or before June 25, 2021. As a result, in accordance with the Redemption Notice and Section 5.4 of the indenture related to the Senior Secured Notes, the date fixed for Redemption is now July 1, 2021, unless such date is further delayed (such date, as may be further extended, the “Redemption Date”). On the Redemption Date, the Senior Secured Notes will be redeemed at a redemption price equal to 107.125% of the aggregate principal amount plus accrued and unpaid interest, if any, up to but not including the Redemption Date.

Other than as stated above, the terms of the Redemption are unchanged from those stated in the Redemption Notice, and noteholders should read that document as supplemented by the notice of extension of the redemption date issued by Navistar today to the noteholders.

The consummation of the Merger remains subject to regulatory approvals and the satisfaction of customary closing conditions set forth in the Merger Agreement. As a result, there can be no assurance that the Redemption will occur on July 1, 2021.

This press release does not constitute an offer to sell any securities or the solicitation of an offer to purchase any securities. The Redemption is being made only pursuant to the Redemption Notice dated April 26, 2021.

The Bank of New York Mellon Trust Company, N.A.is acting as trustee and paying agent (the “Trustee and Paying Agent”) for the Redemption. Questions or requests relating to the Redemption may be directed to the Trustee and Paying Agent at The Bank of New York Mellon Trust Company, N.A., 111 Sanders Creek Parkway, East Syracuse, NY 13057.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial trucks, proprietary diesel engines, and IC Bus® brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

Forward-Looking Statements

Certain statements in this press release, that are not purely historical, may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, each as amended.

Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” or other similar expressions may identify such forward-looking statements.

Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over which Navistar has no control. These factors, risks and uncertainties include, but are not limited to, the following: (i) conditions to the completion of the proposed Merger may not be satisfied or the regulatory approvals required for the proposed Merger may not be obtained on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (iii) the effect of the announcement or pendency of the proposed Merger on Navistar’s business relationships, operating results, and business generally; (iv) risks that the proposed Merger disrupts Navistar’s current plans and operations and potential difficulties in Navistar’s employee retention as a result of the proposed Merger; (v) risks related to diverting management’s attention from our ongoing business operations; (vi) potential and existing litigation that may be instituted, or has been instituted, against Navistar or its directors or officers related to the proposed Merger or the Merger Agreement; (vii) the amount of the costs, fees, expenses and other charges related to the proposed Merger; and (viii) such other factors as are set forth in Navistar’s periodic public filings with the Securities and Exchange Commission (“SEC”), including but not limited to those described under the headings “Risk Factors” and “Forward Looking Statements” in its Form 10-K for the fiscal year ended October 31, 2020, which was filed with the SEC on December 17, 2020, the definitive proxy statement on Schedule 14A, which was filed with the SEC on January 29, 2021, the quarterly report on Form 10-Q for the fiscal quarter ended April 30, 2021, which was filed with the SEC on June 8, 2021 and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov.

Forward-looking statements reflect the views and assumptions of management as of the date of communication with respect to future events. Navistar does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by Navistar or any other person that the events or circumstances described in such statement are material.

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